Exhibit 20.1
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1997
Distribution Date of June 16, 1997

Original Pool Amount                     $280,021,471.35
Beginning Pool Balance                    $37,826,234.86
Beginning Pool Factor                          0.1350833

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $2,763,355.43
  Interest Collected                         $148,052.28

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $162,860.60
Total Additional Deposits                    $162,860.60

Repos/Chargeoffs                             $197,400.82
Aggregate Number of Notes Charged Off                 37

Total Available Funds                      $2,966,370.85

Ending Pool Balance                       $34,973,376.07
Ending Pool Factor                             0.1248953

Servicing Fee                                 $31,521.86

Repayment of Servicer Advances               $107,897.46

Reserve Account:
  Beginning Balance                        $5,548,555.06
  Target Percentage                                 6.50%
  Target Balance                                     N/A
  Minimum Balance                          $5,600,429.43
  (Release)/Deposit                          $(25,058.07)
  Ending Balance                           $5,523,496.99

Current Weighted Average APR:                      8.300%
Current Weighted Average Remaining Term (months):  15.55

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             505,420.61      334
    31-60 days                              55,452.74       58
    60+ days                                30,060.30       21

    Total                                  590,933.65      347

  Balances:  60+ days                      235,073.17       21

Memo Item - Reserve Account

  Prior Month                           $5,600,429.43
  + Invest. Income                          25,058.07
  + Excess Servicing                             0.00
  - Transfer to Collections Account       ($76,932.44)
    Beginning Balance                   $5,548,555.06

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1997

                                                                NOTES
                                                     CLASS A-1
                                     TOTAL         (MONEY MARKET)     CLASS A-2     CERTIFICATES
Original Pool Amount
 Distributions:                  $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%          4.50%
 Turbo Percentages                                       100.00%            0.00%          0.00%
 Coupon                                                   4.531%           5.930%         6.260%

Beginning Pool Balance            $37,826,234.86
Ending Pool Balance               $34,973,376.07
Collected Principal                $2,655,457.97
Collected Interest                   $148,052.28
Charge-Offs                          $197,400.82
Liquidation Proceeds/Recoveries      $162,860.60
Servicing                             $31,521.86
Cash Transfer from Reserve Account    $76,932.44
  Total Collections Available      $3,011,781.43
    for Debt Service

Beginning Balance                 $32,010,959.13           $0.00   $29,337,690.82    $2,673,268.30

Interest Due                         $158,922.64           $0.00      $144,977.09       $13,945.55
Interest Paid                        $158,922.64           $0.00      $144,977.09       $13,945.55
Principal Due                      $2,852,858.79           $0.00    $2,724,480.14      $128,378.65
Principal Paid                     $2,852,858.79           $0.00    $2,724,480.14      $128,378.65
Turbo Principal                            $0.00           $0.00            $0.00            $0.00

Ending Balance                    $29,158,100.33           $0.00   $26,613,210.68    $2,544,889.65
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                     0.000     0.1473485481     0.2596436352

Total Distributions                $3,011,781.43           $0.00    $2,869,457.23      $142,324.20

Interest Shortfall                         $0.00           $0.00            $0.00            $0.00
Principal Shortfall                        $0.00           $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00            $0.00

Excess Servicing                           $0.00
  (see Memo Item - Reserve Account)

Beginning Reserve Account Balance  $5,548,555.06
(Release)/Draw                       $(25,058.07)
Ending Reserve Account Balance     $5,523,496.99

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of May 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                     5               4                3                2                1
                                  Jan 1997        Feb 1997         Mar 1997         Apr 1997         May 1997

Beg. Pool Balance             $54,961,016.61   $51,030,159.26   $45,202,827.69   $40,677,637.86   $37,826,234.86

A) Loss Trigger:
Principal of Contracts
  Charged off                      $2,477.79       $23,693.18      $147,476.07        $1,967.50      $197,400.82
Recoveries                        $11,160.22          $142.69       $33,328.76      $214,778.68      $162,860.60

Total Charged off
  (Months 5,4,3)                 $173,647.04
Total Recoveries
  (Months 3,2,1)                  410,968.04
Net Loss/(Recoveries)
  for 3 Mos.                    ($237,321.00)(a)

Total Balance
  (Months 5,4,3)             $151,194,003.56(b)

Loss Ratio Annualized [(a/b)(12)]    -1.8836%

Trigger:  Is Ratio> 1.5%                  No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                    $142,662.13      $484,196.60      $235,073.17
   As % of Beginning Pool Balance                                     0.31560%         1.19033%         0.62146%
   Three Month Average                                                1.46268%         1.25993%         0.70913%

Trigger:  Is Average> 2.0%                No

C) Noteholders Percent Trigger:     1.9725%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%          No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer